Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of HXT Holdings, Inc. (A Delaware Corporation) and Subsidiaries of our report dated May 15, 2007 on our audits of the financial statements of HXT Holdings, Inc.(A Delaware Corporation) and Subsidiaries as of December 31, 2006 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.

Los Angeles, California
October 31, 2007